Exhibit 99.1
November 5, 2010
ReSearch Pharmaceutical Services, Inc.
Unaudited Quarterly Report for the period(s) ended September 30, 2010
ReSearch Pharmaceutical Services, Inc. (“RPS” or the “Company”), a leading provider of integrated clinical development outsourcing solutions to the biopharmaceutical industry, announces its results for the three and nine months ended September 30, 2010. These statements include unaudited comparative results for RPS for the three and nine months ended September 30, 2009.
In addition, RPS announces that it has today filed a Form 10-Q for the period ended September 30, 2010, as required by the Securities and Exchange Commission (“SEC”). A copy of the Form 10-Q is available on our website (www.rpsweb.com).
The following discussion of financial results for the three and nine months ended September 30, 2010 is qualified by reference to the unaudited financial results included in this press release and the Company’s Form 10-Q, as filed with the SEC.
Financial results for the three months ended September 30, 2010
•	Service revenues for the third quarter of 2010 of $68.5 million grew $16.8 million or 32.5% as compared to the same period in 2009.

•
Direct costs increased 31.4% to $48.8 million for the third quarter of 2010 from $37.1 million for the third quarter of 2009, but decreased as a percentage of service revenue to 71.2% from 71.8% between those periods.

•
Selling, general, and administrative expenses increased 23.5% to $13.9 million for the third quarter of 2010 from $11.3 million for the third quarter of 2009, but decreased as a percentage of service revenue to 20.3% from 21.8% between those periods.

•	EBITDA for the third quarter of 2010 of $5.6 million, or 8.2% of service revenues, increased from $3.2 million, or 6.1% of service revenues, for the third quarter of 2009.

•
Income before provision for income taxes for the third quarter of 2010 of $4.4 million increased $2.2 million from $2.2 million for the third quarter of 2009. Net income for the third quarter of 2010 increased to $2.0 million, from net income for the third quarter in 2009 of $994,000.

Financial results for the nine months ended September 30, 2010
•	Service revenues for the nine months ended September 30, 2010 of $190.9 million grew $45.5 million or 31.3% as compared to the same period in 2009.

•
Direct costs increased 30.6% to $137.4 million for the nine months ended September 30, 2010 from $105.2 million for the same period in 2009, but decreased as a percentage of service revenue to 72.0% from 72.4% between those periods.

•
Selling, general, and administrative expenses increased 22.3% to $39.6 million for the nine months ended September 30, 2010 from $32.4 million for the nine months ended September 30, 2009, but decreased as a percentage of service revenue to 20.7% from 22.3% between those periods.

November 5, 2010
•
EBITDA for the nine months ended September 30, 2010 of $13.7 million, or 7.2% of service revenues, increased from $7.5 million, or 5.2% of service revenues, for the nine months ended September 30, 2009.

•
Income before provision for income taxes for the nine months ended September 30, 2010 of $9.8 million increased $5.2 million from $4.6 million for the nine months ended September 30, 2009. Net income for the nine months ended September 30, 2010 increased $1.5 million to $3.5 million, from net income for the nine months ended September 30, 2009 of $2.0 million.

A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure are located at the end of this press release.
For further information please contact:

ReSearch Pharmaceutical Services, Inc.	+1 215 540 0700
Dan Perlman, Chief Executive Officer
Steven Bell, Chief Financial Officer
Background on RPS
Headquartered in Ft. Washington, Pennsylvania, with subsidiary offices across Latin America, Europe and Asia, RPS is a next generation CRO and a leading provider of integrated clinical development and enhanced full-service outsourcing solutions to the bio-pharmaceutical industry. RPS provides services in connection with the design, initiation and management of clinical trials programs that are required to obtain regulatory approval to market bio-pharmaceutical products. Our innovative business model combines the expertise of a traditional CRO with the ability to provide flexible outsourcing solutions that are fully integrated within our clients’ clinical drug development infrastructure. This approach was designed to meet the varied needs of small, medium and large bio-pharmaceutical companies.
Supplemental non-GAAP financial information
EBITDA is defined as net (loss) income before interest expense, income taxes and depreciation and amortization. The Company believes that net income is the most directly comparable GAAP measurement to EBITDA. EBITDA is presented because the Company believes it is useful to investors as widely accepted financial indicators of a company’s ability to service and/or incur indebtedness and because such disclosure provides investors with additional criteria used by the Company to evaluate our operating performance and in part, the performance-based compensation of certain of our employees. EBITDA is not defined under GAAP, should not be considered in isolation or as a substitute for a measure of our liquidity or performance prepared in accordance with GAAP and is not indicative of income from operations as determined under GAAP. EBITDA and other non-GAAP financial measures have limitations which should be considered before using these measures to evaluate the Company’s liquidity or financial performance. EBITDA does not include interest expense, income tax expense or depreciation and amortization expense, which may

November 5, 2010
be necessary in evaluating the Company’s operating results and liquidity requirements or those of businesses we may acquire. The Company’s management compensates for these limitations by using EBITDA as a supplement to GAAP results to provide a more comprehensive understanding of the factors and trends affecting our business or any business we may acquire. Our computation of EBITDA may not be comparable to other similarly titled measures provided by other companies, because not all companies calculate this measure in the same fashion.
The following table and related notes reconciles net income to EBITDA:

	(in thousands)		(in thousands)
	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2009	2010	2009

Reconciliation of net income to EBITDA:

Net income	$2,018	$994	$3,474	$1,983
Provision for income taxes	2,384	1,162	6,336	2,654
Interest expense, net	163	120	596	329
Depreciation and amortization	1,077	884	3,279	2,555

EBITDA	$5,642	$3,160	$13,685	$7,521

November 5, 2010
Financial Data
ReSearch Pharmaceutical Services, Inc. and Subsidiaries
Consolidated Balance Sheets

	September 30,	December 31,
	2010	2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$6,714,464	$3,468,104
Restricted cash	8,604,235	5,195,841
Accounts receivable, less allowance for doubtful accounts of $616,000 at September 30, 2010 and $398,000 at December 31, 2009, respectively	67,898,655	54,516,875
Deferred tax asset	485,522	473,940
Prepaid expenses and other current assets	6,052,619	4,795,030

Total current assets	$89,755,495	$68,449,790

Property and equipment, net	6,074,599	6,404,747
Other assets	2,097,002	1,627,453
Intangible assets subject to amortization, net	1,769,304	2,792,481
Goodwill	15,801,828	16,742,614
Deferred tax asset	247,607	243,593

Total assets	$115,745,835	$96,260,678

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,644,897	$3,526,931
Accrued expenses	13,148,937	14,551,527
Customer deposits	12,931,605	9,695,841
Deferred revenue	13,405,766	8,910,551
Line of credit	20,866,845	9,565,808
Deferred tax liability	44,267	44,267
Current portion of capital lease obligations	424,733	553,689

Total current liabilities	$65,467,050	$46,848,614

Deferred tax liability	316,133	345,121
Other liabilities	2,450,807	2,510,351
Capital lease obligations, less current portion	92,695	250,576

Total liabilities	$68,326,685	$49,954,662

Stockholders’ equity:
Common stock, $.0001 par value:
Authorized shares — 150,000,000 at September 30, 2010 and December 31, 2009, issued and outstanding shares — 37,264,215 and 37,277,808 at September 30, 2010 and December 31, 2009, respectively.	3,726	3,728
Additional paid-in capital	46,058,825	45,601,325
Accumulated other comprehensive (loss) income	(2,777,467)	40,507
Retained earnings	4,134,066	660,456

Total stockholders’ equity	$47,419,150	$46,306,016

Total liabilities and stockholders’ equity	$115,745,835	$96,260,678

November 5, 2010
ReSearch Pharmaceutical Services, Inc. and Subsidiaries
Consolidated Statements of Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(unaudited)		(unaudited)

Service revenue	$68,452,843	$51,669,235	$190,862,040	$145,374,471
Reimbursement revenue	7,891,037	5,588,148	23,391,018	16,528,476

Total revenue	76,343,880	57,257,383	214,253,058	161,902,947

Direct costs	48,764,108	37,112,160	137,410,803	105,199,316
Reimbursable out-of-pocket costs	7,891,037	5,588,148	23,391,018	16,528,476
Selling, general, and administrative expenses	13,926,625	11,279,779	39,597,805	32,370,791
Depreciation and amortization	1,076,869	884,177	3,278,637	2,554,806

Income from operations	4,685,241	2,393,119	10,574,795	5,249,558

Interest expense	(168,748)	(170,179)	(602,935)	(473,945)
Interest income	5,727	49,883	6,728	145,172
Other income (expense), net	(120,997)	(116,623)	(168,760)	(283,725)

Income before provision for income taxes	4,401,223	2,156,200	9,809,828	4,637,060
Provision for income taxes	2,383,609	1,162,167	6,336,218	2,654,298

Net income	$2,017,614	$994,033	$3,473,610	$1,982,762

Net income per common share:
Basic	$0.05	$0.03	$0.09	$0.05
Diluted	$0.05	$0.03	$0.09	$0.05

Weighted average number of common shares outstanding:
Basic	37,221,109	37,231,635	37,254,628	36,910,087
Diluted	38,645,276	38,141,116	38,445,792	37,955,539

November 5, 2010
NOTES
The functional currency of RPS is US dollars because that is the currency of the primary economic environment in which the Company operates. These financial statements are presented in US dollars.
The financial statements are presented in conformity with accounting principles generally accepted in the United States and have been prepared using the same accounting policies as set forth in the financial statements for the year ended December 31, 2009 which are included in the Company’s Annual Report on Form 10-K filed with the SEC.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, financial condition, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict, including those described under the heading “Risk Factors” in the Company’s Form 10-K filed with the SEC on March 24, 2010, and the first quarter Form 10Q as filed on May 14 2010, the second quarter Form 10Q as filed on August 6, 2010, and the third quarter Form 10Q as filed on November 5, 2010. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. The Company cautions you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions including: our ability to identify liabilities associated with the Company; our ability to manage pricing and operational risks; our ability to manage foreign operations and integrate new operations into our existing operations; changes in technology; and our ability to acquire or renew contracts. Any forward-looking statement made in this document speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, unless otherwise required to do so by law or regulation.